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Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the following registration statements (and any amendments thereto) of our report dated February 27, 2004 with respect to the consolidated financial statements of Vivendi Universal Entertainment LLLP included in the amended Annual Report (Form 10-K/A) of InterActiveCorp (formerly USA Interactive) for the year ended December 31, 2003:

COMMISSION FILE NO.

Form S-8, No. 033-53909
Form S-8, No. 333-03717
Form S-8, No. 333-18763
Form S-8, No. 333-34146
Form S-8, No. 333-37284
Form S-8, No. 333-37286
Form S-8, No. 333-48863
Form S-8, No. 333-48869
Form S-8, No. 333-57667
Form S-8, No. 333-65335
Form S-3, No. 333-81576
Form S-3, No. 333-88850
Form S-3, No. 333-87226
Form S-8, No. 333-105095
Form S-8, No. 333-105014
Form S-8, No. 333-105876
Form S-8, No. 333-104973
Form S-8, No. 333-110247
Form S-8, No. 333-101199

/s/ Ernst & Young LLP

Los Angeles, California March 26, 2004

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  Exhibit 23.3
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS